For Immediate Release

Company Contacts: eXegenics, Inc., John A. Paganelli, Chairman, Phone: (585) 218-4368

eXegenics Announces execution of Stock Purchase Agreement

Pittsford, New York, August 14, 2006. eXegenics, Inc. (OTC BB: EXEG) today announced that it has entered into a Stock Purchase Agreement with a small group of investors led by Phillip Frost, M.D.. Pursuant to the agreement, the investors will purchase shares of eXegenics common stock that will constitute 51% of the issued and outstanding shares of eXegenics stock, on a fully diluted basis, upon issuance. The shares of common stock will be purchased for an aggregate purchase price of $8,613,000, reflecting the book value of the Company at June 30, 2006. The purchase price is subject to adjustment based on the book value of the Company at closing and the agreement is subject to customary conditions of closing, including approval by the stockholders of eXegenics. The stockholders must also approve an amendment of the eXegenic’s certificate of incorporation increasing the number of shares of common stock that eXegenics is authorized to issue.

The shares to be issued will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or the availability of an exemption from registration.

eXegenics does not currently have significant operations. Previously, it was engaged in the research, creation and development of drugs for the treatment and prevention of cancer and infectious diseases. It was formerly known as Cytoclonal Pharmaceutics, Inc.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: eXegenics ability to complete the stock sale; failure of the eXegenics stockholders to approve the issuance of shares of eXegenics common stock to the investors or the failure of the eXegenics stockholders to approve the amendment of the certificate of incorporation of eXegenics; and other economic and/or business factors affecting eXegenics's businesses generally. Detailed information about factors pertinent to the business of eXegenics that could cause actual results to differ is set forth in eXegenics's filings with the Securities and Exchange Commission ("Commission") including eXegenic's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its most recent Quarterly Report on Form 10-Q. eXegenics is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed sale and issuance of shares of eXegenics common stock and amendment of eXegenics's certificate of incorporation, eXegenics will file a proxy statement with the Commission. SECURITY HOLDERS ARE URGED TO READ THE  PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by eXegenics at the Commission's web site at www.sec.gov. The  proxy statement and such other documents may also be obtained free of charge from eXegenics Inc. by directing such request to eXegenics Inc., 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534, tel: (585) 218-4368.

PARTICIPANTS IN THE SOLICITATION

eXegenics and certain of its directors, executive officers and other members of its management and employees may be considered to be soliciting proxies from eXegenics stockholders in favor of the proposed sale and issuance of shares of eXegenics common stock and amendment of eXegenics's certificate of incorporation. INFORMATION CONCERNING PERSONS WHO MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF eXegenic's STOCKHOLDERS UNDER THE RULES OF THE COMMISSION IS SET FORTH IN THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF eXegenics INC FILED BY eXegenics WITH THE COMMISSION ON December 13, 2005. Updated information concerning these persons will be available in the proxy statement.